Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania – April 20, 2009
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended March 31, 2009 of $12.3 million, or $0.25 per diluted share. This represents a decrease of $320,000, or 2.5%, over the same quarter last year when net income was $12.6 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 7.93% and 0.70% compared to 8.15% and 0.75% for the same quarter last year.
Earnings in the current period were significantly impacted by a $2.4 million after tax write-down of a parcel of land in Florida that the Company previously acquired through foreclosure. Excluding this item, earnings for the quarter ended March 31, 2009 were $14.7 million, or $0.30 per diluted share.
In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report continued strong earnings during a period of considerable economic weakness. Our net interest margin remains exceptionally strong, fee income is increasing and our operating expenses are being controlled. We were disappointed that quarterly earnings were again negatively impacted by the write-down of an asset. As the recession grows longer and deeper, occasional problems may continue to develop with industries and borrowers that are most significantly impacted by current economic conditions. However, we have incurred minimal losses in our core markets in Pennsylvania and New York where real estate values and employment have generally faired better than national averages. Loans in those two markets represent over 88% of our portfolio. Loans 90 days or more delinquent in those two states are only 1.3% of the loans we made in those states.”
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on May 14, 2009, to shareholders of record as of April 30, 2009. This represents the 58th consecutive quarter in which the Company has paid a cash dividend.
Net interest income increased by $9.7 million, or 20.0%, for the quarter ended March 31, 2009 compared to the same quarter last year. Net interest margin for the quarter ended March 31, 2009 was 3.71% compared to 3.24% for the quarter ended March 31, 2008. The increase in net interest margin compared to the prior year resulted primarily from an improvement in asset mix, with a greater concentration of assets invested in loans, and an improvement in funding mix, with a significant reduction in the reliance on high-cost certificates of deposit.

The provision for loan losses increased by $3.5 million to $5.8 million for the quarter ended March 31, 2009 compared to $2.3 million for the same quarter last year. This increase is primarily attributable to a decline in the general economic factors used in the formulation of the reserve for loan losses along with an increase in troubled loans. Loans with payments 90 days or more delinquent have increased to $105.5 million at March 31, 2009 from $99.2 million at December 31, 2008 and $59.2 million at March 31, 2008. Net losses from loans charged-off were $3.2 million in each of the quarters ended March 31, 2009 and December 31, 2008 and were $1.4 million higher than the losses for the quarter ended March 31, 2008.
Noninterest expense increased by $1.9 million, or 4.3%, to $44.3 million for the quarter ended March 31, 2009 from $42.4 million for the quarter ended March 31, 2008 primarily due to three areas. Compensation and employee benefits increased by $1.2 million, or 5.3%, as a result of normal annual merit increases and an increase in pension expense. Processing expenses increased by $1.1 million, or 26.3%, as a result of the Company’s continued implementation of new technology, including the deployment of a new customer service platform. FDIC insurance expense increased by $1.1 million as a result of the FDIC’s industry-wide increase in deposit insurance premiums, which became effective on January 1, 2009. Offsetting these increases in expense was a decrease in the amortization of intangible assets of $458,000, or 35.2%, and a decrease in the loss on early extinguishment of debt, which was $705,000 less than it was in 2008.
The Company also announced that its Board of Directors approved a program to repurchase an additional 1,000,000 shares of the Company’s publicly traded common stock. This authorization is in addition to 273,600 shares remaining to be purchased from a previously announced repurchase program. Repurchases will be subject to availability, general market conditions, the trading price of the stock, alternate uses of capital and the Company’s financial performance. Repurchased shares will be held as treasury shares and will be available for general corporate purposes.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 168 community-banking locations in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services. The Company also operates 49 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
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Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$40,963	55,815
Interest-earning deposits in other financial institutions	223,714	16,795
Federal funds sold and other short-term investments	1,043	7,312
Marketable securities available-for-sale (amortized cost of $1,078,557 and $1,144,435)	1,074,370	1,139,170

Total cash, interest-earning deposits and marketable securities	1,340,090	1,219,092

Loans held for sale	32,666	18,738
Mortgage loans — one- to four- family	2,390,173	2,447,506
Home equity loans	1,004,223	1,013,876
Consumer loans	294,747	289,602
Commercial real estate loans	1,101,141	1,071,182
Commercial business loans	374,756	355,917

Total loans receivable	5,197,706	5,196,821
Allowance for loan losses	(57,487)	(54,929)

Loans receivable, net	5,140,219	5,141,892

Federal Home Loan Bank stock, at cost	63,143	63,143
Accrued interest receivable	26,910	27,252
Real estate owned, net	13,848	16,844
Premises and Equipment, net	117,092	115,842
Bank owned life insurance	124,667	123,479
Goodwill	171,363	171,363
Mortgage servicing rights	6,259	6,280
Other intangible assets	6,551	7,395
Other assets	31,709	37,659

Total assets	$7,041,851	6,930,241

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$425,272	394,011
Interest-bearing demand deposits	723,999	706,120
Savings deposits	1,545,974	1,480,620
Time deposits	2,515,769	2,457,460

Total deposits	5,211,014	5,038,211

Borrowed funds	994,802	1,067,945
Advances by borrowers for taxes and insurance	25,860	26,190
Accrued interest payable	5,059	5,194
Other liabilities	72,462	70,663
Junior subordinated debentures	108,249	108,254

Total liabilities	6,417,446	6,316,457

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,251,318 and 51,244,974 issued, respectively	5,125	5,124
Paid-in-capital	218,830	218,332
Retained earnings	498,677	490,326
Accumulated other comprehensive (loss)/ income	(28,804)	(30,575)
Treasury stock of 2,742,800 and 2,742,800 shares, respectively, at cost	(69,423)	(69,423)

Total shareholders’ equity	624,405	613,784

Total liabilities and shareholders’ equity	$7,041,851	6,930,241

Equity to assets	8.87%	8.86%
Tangible common equity	6.42%	6.36%
Book value per share	$12.87	$12.65
Closing market price per share	$16.90	$21.38
Full time equivalent employees	1,859	1,860
Number of banking offices	168	167

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008
Interest income:
Loans receivable	$80,871	80,889
Mortgage-backed securities	7,405	7,170
Taxable investment securities	1,546	3,849
Tax-free investment securities	2,932	2,993
Interest-earning deposits	39	1,796

Total interest income	92,793	96,697

Interest expense:
Deposits	24,637	42,830
Borrowed funds	10,189	5,557

Total interest expense	34,826	48,387

Net interest income	57,967	48,310
Provision for loan losses	5,781	2,294

Net interest income after provision for loan losses	52,186	46,016

Noninterest income:
Service charges and fees	7,708	7,638
Trust and other financial services income	1,348	1,748
Insurance commission income	549	580
Loss on real estate owned, net	(3,879)	(87)
Gain on sale of investments, net	42	903
Other-than-temporary impairment of investments	—	(320)
Income from bank owned life insurance	1,187	1,192
Mortgage banking income	1,724	442
Non-cash recovery/ (impairment) of servicing assets	90	(100)
Other operating income	705	1,019

Total noninterest income	9,474	13,015

Noninterest expense:
Compensation and employee benefits	23,926	22,722
Premises and occupancy costs	5,978	5,725
Office operations	3,013	3,257
Processing expenses	5,308	4,204
Advertising	929	979
Federal deposit insurance premiums	1,890	824
Professional services	641	735
Amortization of intangible assets	844	1,302
Loss on early extinguishment of debt	—	705
Other expense	1,737	1,974

Total noninterest expense	44,266	42,427

Income before income taxes	17,394	16,604
Income taxes	5,092	3,982

Net income	$12,302	12,622

Basic earnings per share	$0.25	$0.26

Diluted earnings per share	$0.25	$0.26

Annualized return on average equity	7.93%	8.15%
Annualized return on average assets	0.70%	0.75%

Basic common shares outstanding	48,411,843	48,329,901
Diluted common shares outstanding	48,524,800	48,606,334

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Year
	ended March 31,		ended December 31,
	2009	2008	2008	2007
Allowance for loan losses
Beginning balance	$54,929	41,784	41,784	37,655
Provision	5,781	2,294	22,851	8,743
Charge-offs	(3,504)	(2,291)	(11,610)	(8,190)
Recoveries	281	468	1,904	1,457
Acquisitions	—	—	—	2,119

Ending balance	$57,487	42,255	54,929	41,784

Net charge-offs to average loans, annualized	0.25%	0.15%	0.19%	0.14%

	March 31,		December 31,
	2009	2008	2008	2007
Nonperforming loans	$105,533	59,153	99,203	49,610
Real estate owned, net	13,848	9,271	16,844	8,667

Nonperforming assets	$119,381	68,424	116,047	58,277

Nonperforming loans to total loans	2.05%	1.21%	1.91%	1.03%

Nonperforming assets to total assets	1.70%	1.00%	1.67%	0.87%

Allowance for loan losses to total loans	1.11%	0.87%	1.06%	0.86%

Allowance for loan losses to nonperforming loans	54.47%	71.43%	55.37%	84.22%

Reconciliation of the GAAP financial measures to non-GAAP measures:

	Three months
	ended March 31,
	2009	2008
GAAP net income	$12,302	12,622
Excluding (after-tax):
(Gain) on Visa initial public offering	—	(409)
Impairment write-down on investment securities	—	195
Non-cash write-down of real estate owned	2,356	—
Prepayment penalty on FHLB borrowings	—	430
Valuation allowance on MSRs	(55)	61
Reversal of tax reserves	—	(706)

Non-GAAP net income	$14,603	12,193

Non-GAAP diluted EPS	$0.30	$0.25
Non-GAAP annualized return on average equity	9.41%	7.87%
Non-GAAP annualized return on average assets	0.84%	0.72%

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)
Loans past due schedule
     (Number of loans and dollar amount of loans)

	March 31,			December 31,
	2009		*	2008		*	2007		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	307	$26,183	1.1%	392	$32,988	1.3%	361	$27,270	1.1%
Consumer loans	854	10,551	0.8%	1,157	11,295	0.9%	1,331	10,550	0.8%
Multifamily and commercial RE loans	104	26,139	2.4%	99	18,901	1.8%	88	11,331	1.3%
Commercial business loans	72	8,887	2.4%	86	7,700	2.2%	70	9,947	3.0%

Total loans past due 30 days to 59 days	1,337	$71,760	1.4%	1,734	$70,884	1.4%	1,850	$59,098	1.2%

Loans past due 60 days to 89 days:
One- to four- family residential loans	41	$4,520	0.2%	101	$7,599	0.3%	99	$6,077	0.3%
Consumer loans	284	1,981	0.2%	379	2,836	0.2%	437	2,676	0.2%
Multifamily and commercial RE loans	45	6,397	0.6%	54	8,432	0.8%	41	4,984	0.6%
Commercial business loans	31	2,000	0.5%	45	3,801	1.1%	34	2,550	0.8%

Total loans past due 60 days to 89 days	401	$14,898	0.3%	579	$22,668	0.4%	611	$16,287	0.3%

Loans past due 90 days or more:
One- to four- family residential loans	226	$21,004	0.9%	223	$20,435	0.8%	193	$12,542	0.5%
Consumer loans	666	9,617	0.7%	687	9,756	0.7%	744	7,582	0.6%
Multifamily and commercial RE loans	180	47,779	4.3%	155	43,828	4.1%	105	24,323	2.9%
Commercial business loans	120	27,133	7.2%	114	25,184	7.1%	84	5,163	1.6%

Total loans past due 90 days or more	1,192	$105,533	2.0%	1,179	$99,203	1.9%	1,126	$49,610	1.0%

*	- Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancorp, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of March 31, 2009:
(Dollars in thousands)
Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)
Pennsylvania	$2,039,087	84.2%	1,138,532	87.6%	941,395	63.8%	4,119,014	79.2%
New York	134,593	5.6%	71,044	5.5%	274,054	18.7%	479,691	9.2%
Ohio	16,164	0.7%	13,156	1.0%	5,722	0.4%	35,042	0.7%
Maryland	162,045	6.7%	30,878	2.4%	181,705	12.3%	374,628	7.2%
Florida	34,436	1.4%	10,950	0.8%	56,849	3.9%	102,235	2.0%
Other	36,514	1.5%	34,410	2.6%	16,172	1.1%	87,096	1.7%

Total	$2,422,839	100.0%	1,298,970	100.0%	1,475,897	100.0%	5,197,706	100.0%

(1)	- Percentage of total mortgage loans

(2)	- Percentage of total consumer loans

(3)	- Percentage of total commercial loans

(4)	- Percentage of total loans
Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)
Pennsylvania	$10,638	0.5%	7,006	0.6%	41,167	4.4%	58,811	1.4%
New York	84	0.1%	371	0.5%	1,356	0.5%	1,811	0.4%
Ohio	108	0.7%	41	0.3%	176	3.1%	325	0.9%
Maryland	532	0.3%	586	1.9%	9,883	5.4%	11,001	2.9%
Florida	5,549	16.1%	1,087	9.9%	14,943	26.3%	21,579	21.1%
Other	4,093	11.2%	526	1.5%	7,387	45.7%	12,006	13.8%

Total	$21,004	0.9%	9,617	0.7%	74,912	5.1%	105,533	2.0%

(5)	- Percentage of mortgage loans in that geographic area

(6)	- Percentage of consumer loans in that geographic area

(7)	- Percentage of commercial loans in that geographic area

(8)	- Percentage of total loans in that geographic area

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Marketable securities available-for-sale as of March 31, 2009:
Debt issued by the U.S. government and agencies:
Due in one year or less	$89	—	(3)	86
Debt issued by government sponsored enterprises:
Due in one year or less	991	24	—	1,015
Due in one year — five years	1,969	179	—	2,148
Due in five years — ten years	24,839	1,524	—	26,363
Due after ten years	64,030	4,192	(6)	68,216
Equity securities	954	228	(11)	1,171
Municipal securities:
Due in one year — five years	460	1	—	461
Due in five years — ten years	40,363	771	(19)	41,115
Due after ten years	210,917	2,408	(6,967)	206,358
Corporate trust preferred securities:
Due after ten years	21,082	48	(11,907)	9,223
Mortgage-backed securities:
Fixed rate pass-through	176,163	7,813	(6)	183,970
Variable rate pass-through	265,437	5,908	(445)	270,900
Fixed rate CMO	55,667	742	(2,870)	53,539
Variable rate CMO	215,596	170	(5,961)	209,805

Total mortgage-backed securities	712,863	14,633	(9,282)	718,214

Total marketable securities available-for-sale	$1,078,557	24,008	(28,195)	1,074,370

Issuers of mortgage-backed securities as of March 31, 2009:
Fannie Mae	$273,206	6,458	(1,173)	278,491
Ginnie Mae	94,282	1,707	(116)	95,873
Freddie Mac	303,462	6,468	(2,606)	307,324
Non-agency	41,913	—	(5,387)	36,526

Total	$712,863	14,633	(9,282)	718,214

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three months ended March 31,
	2009				2008
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
ASSETS:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,208,603		81,291	6.26%	4,858,928		81,400	6.65%
Mortgage-backed securities (c)	738,132		7,405	4.01%	574,556		7,170	4.99%
Investment securities (c) (d) (e)	386,097		6,057	6.28%	521,948		8,044	6.16%
FHLB stock	63,143		—	0.00%	32,664		411	5.03%
Other interest-earning deposits	76,937		39	0.20%	231,010		1,796	3.11%

Total interest-earning assets	6,472,912		94,792	5.87%	6,219,106		98,821	6.32%

Noninterest earning assets (f)	515,476				516,356

TOTAL ASSETS	$6,988,388				6,735,462

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest-bearing liabilities:
Savings accounts	$790,467		1,453	0.75%	751,939		2,226	1.19%
Interest-bearing demand accounts	709,351		806	0.46%	725,657		2,136	1.18%
Money market accounts	704,752		2,523	1.45%	704,856		5,265	3.00%
Certificate accounts	2,469,283		19,855	3.26%	2,995,551		33,203	4.46%
Borrowed funds (g)	1,043,501		8,699	3.38%	378,191		3,903	4.15%
Junior subordinated debentures	108,249		1,490	5.51%	108,312		1,654	6.04%

Total interest-bearing liabilities	5,825,603		34,826	2.42%	5,664,506		48,387	3.44%

Noninterest bearing liabilities	541,899				451,473

Total liabilities	6,367,502				6,115,979

Shareholders’ equity	620,886				619,483

TOTAL LIABILITIES AND EQUITY	$6,988,388				6,735,462

Net interest income/ Interest rate spread			59,966	3.45%			50,434	2.88%

Net interest-earning assets/ Net interest margin	$647,309			3.71%	554,600			3.24%

Ratio of interest-earning assets to interest-bearing liabilities	1.11	X			1.10	X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and Freddie Mac stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.